Exhibit 99.1

FOR IMMEDIATE RELEASE

STARZ REPORTS FOURTH QUARTER AND
YEAR END 2015 FINANCIAL RESULTS

Englewood, Colo. - February 25, 2016 - Starz (NASDAQ: STRZA, STRZB) today reported fourth quarter and year end 2015 results. Highlights include (1):

Financial Highlights:

•	Reported full year consolidated revenue of $1,700.1 million; Adjusted OIBDA(2) of $461.6 million; operating income of $409.7 million and fully diluted earnings per share of $2.22

◦	Reported fourth quarter consolidated revenue of $427.6 million; Adjusted OIBDA of $68.0 million; operating income of $54.9 million and fully diluted earnings per share of $0.26

•	Starz Networks reported full year revenue of $1,324.4 million; Adjusted OIBDA of $428.6 million and operating income of $382.9 million

◦	Reported fourth quarter revenue of $327.8 million; Adjusted OIBDA of $63.6 million and operating income of $52.0 million

•	Bought back $98.5 million of common stock since last earnings release. Authorized an additional $400.0 million for share repurchase program; total remaining repurchase authorization of $408.1 million

Operating Highlights:

•	Increased STARZ subscriptions by 300,000 since September 30, 2015 and full year STARZ subscriptions by 500,000 to a new high of 23.6 million; combined STARZ/ENCORE subscriptions of 55.8 million

•	Wrapped up 2015 with 76 episodes of STARZ Original series, drawing closer to long-term target of 80-90 episodes

•	Partnered with Amazon to offer STARZ

•	T-Mobile added free, unlimited STARZ PLAY streaming for STARZ subscribers on mobile devices

Programming Highlights:

•	Received six Golden Globe® nominations for STARZ Original series, “Outlander,” ”Flesh and Bone” and “Blunt Talk”

•	Invested in three new STARZ Original series development projects for underserved Latino audiences

•	Greenlit “The White Princess” STARZ limited series; follow-up to successful “The White Queen”

•	“Ash vs Evil Dead” renewed following successful first season

•	STARZ Live+7-viewership of original scripted series in 2015 increased by 20% compared to 2014; STARZ ON DEMAND total viewership increased by more than 30% (3)

•	79% of 2015 top-rated STARZ programs were STARZ Original series episodes (4)

Chris Albrecht, Starz Chief Executive Officer, stated, “In 2015, Starz demonstrated the strength of its core subscription business and made meaningful progress on the strategy of building a strong slate of original programming focused on targeting diverse and underserved audiences. We expanded distribution of our content, with the recent successful launch of STARZ on Amazon and there is more to come in the future. We are very excited to be nearing completion of a new STARZ app that will allow distributors to bring the STARZ experience directly to more consumers.”

“The growing consumer appetite and critical acclaim for our programming led to solid subscriber growth at our flagship STARZ network. The network also received six Golden Globe nominations. ‘Ash vs Evil Dead’ enjoyed a successful first season both domestically and internationally and the third season of ‘Black Sails’ is off to a strong start. These are very exciting times for Starz with an outstanding 2016 STARZ original programming slate.”

Consolidated
(Q4 2015 as compared to Q4 2014)
For the quarter, revenue increased 0.5% to $427.6 million, Adjusted OIBDA decreased 54% to $68.0 million and operating income decreased 60% to $54.9 million. Total programming expense was $196.2 million.

(2015 as compared to 2014)
For the year, revenue increased 2% to $1,700.1 million, Adjusted OIBDA decreased 8% to $461.6 million and operating income decreased 9% to $409.7 million. Total programming expense was $655.7 million.

Starz Networks
(Q4 2015 as compared to Q4 2014)
Revenue decreased 1% to $327.8 million primarily due to merger related activity at certain distributors. Adjusted OIBDA decreased 58% to $63.6 million primarily due to an increase in original programming. During Q4 2015, new episodes of “Blunt Talk,” “Da Vinci’s Demons,” “Ash vs Evil Dead,” “Flesh and Bone” and “Survivor’s Remorse” aired on the network as compared to two lower cost series “The Chair” and “The Missing” in Q4 2014. Operating income decreased 63% to $52.0 million. Cash paid for investment in films and television programs increased $3.1 million to $57.9 million.

(2015 as compared to 2014)
Revenue increased 1% to $1,324.4 million primarily as a result of higher subscribers and annual rate increases from various distributors. Adjusted OIBDA decreased 14% to $428.6 million primarily due to an increase in original programming partially offset by lower first-run output license fees and increased revenue. STARZ Original programming grew to eight series with 76 episodes in 2015 as compared to six series with 48 episodes in 2014. New STARZ Original series that aired in 2015 included “Blunt Talk,” “Ash vs Evil Dead” and “Flesh and Bone.” Operating income decreased 16% to $382.9 million. Cash paid for investment in films and television programs increased $18.9 million to $246.8 million due to the continued ramp up of our original programming line-up.

Starz Distribution
(Q4 2015 as compared to Q4 2014)
Revenue increased 17% to $100.1 million and Adjusted OIBDA increased $7.9 million to $5.9 million primarily as a result of new STARZ Original series releases, including “Black Sails,” “Ash vs. Evil Dead” and “Flesh and Bone” and new releases from The Weinstein Company, including Southpaw and No Escape. Operating income increased $7.9 million to $5.0 million. Cash paid for investment in films and television programs decreased $61.1 million to $6.2 million due to timing of payments under our distribution agreement with The Weinstein Company.

(2015 as compared to 2014)
Revenue increased 10% to $353.8 million and Adjusted OIBDA increased $28.6 million to $36.1 million primarily as a result of licensing certain STARZ Original titles to Netflix and Amazon earlier in the year. Operating income increased $29.4 million to $32.4 million. Cash paid for investment in films and television programs decreased $59.3 million to $102.3 million due to timing of payments under our distribution agreement with The Weinstein Company.

Share Repurchases

From November 1, 2015 through January 31, 2016, 1.8 million shares of common stock were purchased at an average cost per share of $32.67 for total cash consideration of $59.1 million. During February 2016, an additional 1.6 million shares of common stock were purchased at an average cost per share of $24.45 for total cash consideration of $39.4M. Since trading began on January 14, 2013, Starz has repurchased 27.8 million shares at an average cost per share of

$28.46 for aggregate cash consideration of $791.9 million. These repurchases represent 22.9% of the shares outstanding as of January 14, 2013. In addition, on February 24, 2016, the Starz board authorized a $400 million increase in the share repurchase program. Starz currently has $408.1 million remaining under its share repurchase authorization, which includes the newly authorized amount. Under its share repurchase program, Starz may acquire its common stock from time to time, through open market transactions and privately negotiated transactions. The share repurchase program may be discontinued at any time.

FOOTNOTES

(1)
Starz’s CEO Chris Albrecht and CFO Scott Macdonald will discuss these highlights and other matters during the Starz earnings conference call, which will begin at 5:00 p.m. (ET) on February 25, 2016. For information regarding how to access the call, please see “Important Notice” later in this document.

(2)	For a definition of Adjusted OIBDA and applicable reconciliations see Non-GAAP Financial Measures and Reconciling Schedule below.

(3)	Based on total minutes viewed from Nielsen (NPower Live+7 P2+), Rentrak (On Demand Essentials) for calendar years of 2014 & 2015.

(4)	Source: Nielsen Live + 7 HH coverage ratings for all STARZ flagship telecasts; % of top 100 telecasts based on unique titles/episodes.

NOTES

•	Unless otherwise noted, the foregoing discussion compares financial information for the three months and year ended December 31, 2015 to the same period in 2014.

•	Golden Globe(s)® is the registered trademark and service mark of the Hollywood Foreign Press Association.

SUPPLEMENTAL INFORMATION
As a supplement to Starz’s consolidated statements of operations, included in its Form 10-K, the following is a presentation of quarterly financial information and operating metrics for the periods indicated.

Please see the definition of Adjusted OIBDA below and a discussion of why management believes the presentation of Adjusted OIBDA provides useful information for investors. The Reconciling Schedule below provides a reconciliation of Adjusted OIBDA to operating income for the same periods, as determined under GAAP.

QUARTERLY SUMMARY

(amounts in millions, except per share data)	4Q14	1Q15	2Q15	3Q15	4Q15
Starz Networks	$ 332.6	$ 334.0	$ 333.3	$ 329.3	$ 327.8
Starz Distribution (1)	85.6	109.7	78.4	65.6	100.1
Starz Animation	7.7	7.3	6.5	9.3	1.5
Eliminations	(0.3)	(0.3)	(0.5)	(0.1)	(1.8)
Revenue	$ 425.6	$ 450.7	$ 417.7	$ 404.1	$ 427.6

Starz Networks	$ 150.7	$ 129.7	$ 122.2	$ 113.1	$ 63.6
Starz Distribution	(2.0)	26.4	2.0	1.8	5.9
Starz Animation	(0.6)	(0.6)	(0.7)	(0.1)	(0.1)
Eliminations	0.2	0	(0.1)	(0.1)	(1.4)
Adjusted OIBDA	$ 148.3	$ 155.5	$ 123.4	$ 114.7	$ 68.0

Starz Networks	$ 140.1	$ 118.4	$ 110.9	$ 101.6	$ 52.0
Starz Distribution	(2.9)	25.4	1.1	0.9	5.0
Starz Animation	(0.6)	(0.7)	(0.7)	(0.2)	0
Eliminations/Other	(0.5)	(0.6)	(0.8)	(0.5)	(2.1)
Operating income	$ 136.1	$ 142.5	$ 110.5	$ 101.8	$ 54.9

Net income	$ 77.4	$ 86.1	$ 63.0	$ 59.5	$ 27.9
Earnings per share (diluted)	$ 0.74	$ 0.80	$ 0.59	$ 0.57	$ 0.26

Starz Networks	$ 54.8	$ 69.1	$ 71.2	$ 48.6	$ 57.9
Starz Distribution	67.3	39.6	53.7	2.8	6.2
Total IFT (2)	$ 122.1	$ 108.7	$ 124.9	$ 51.4	$ 64.1

Subscription units - STARZ (3)	23.1	23.4	23.5	23.3	23.6
Subscription units - ENCORE (3)	33.8	33.5	33.3	32.5	32.2
Total subscription units	56.9	56.9	56.8	55.8	55.8

(1) Includes the following home video net sales	$ 58.2	$ 34.9	$ 37.4	$ 34.3	$ 56.8
(2) Cash paid for investment in films and television programs
(3) The 4Q14 and 1Q15 period end subscribers have been adjusted for a reporting correction by one of our distributors; such adjustment had no impact on our revenue

CASH AND DEBT
The following presentation is provided to separately identify cash and debt information.

(amounts in millions)	12/31/14	3/31/15	6/30/15	9/30/15	12/31/15
Cash	$ 13.4	$ 10.1	$ 20.3	$ 17.0	$ 10.7

Debt:
Revolving credit facility	$ 432.0	$ 447.0	$ 506.0	$ 425.0	$ 308.0
5% senior notes	677.5	677.3	677.2	677.1	676.9
Debt issuance costs, net	(9.9)	(9.2)	(13.4)	(12.6)	(11.9)
Transponder capital lease	26.3	25.1	23.9	22.8	21.6
Building capital lease	43.7	43.6	43.5	43.3	43.2
Total debt	$1,169.6	$1,183.8	$1,237.2	$1,155.6	$1,037.8

NON-GAAP FINANCIAL MEASURES
This press release includes a presentation of Adjusted OIBDA, which is a non-GAAP financial measure, together with a reconciliation to operating income, as determined under GAAP. We define Adjusted OIBDA as revenue less programming costs, production and acquisition costs, home video cost of sales, operating expenses and selling, general and administrative expenses, but excluding all stock compensation expense. Our chief operating decision maker uses this measure of performance in conjunction with other measures to evaluate our operating segments’ performance and make decisions about allocating resources among our operating segments. We believe that Adjusted OIBDA is an important indicator of the operational strength and performance of our operating segments, including each operating segment’s ability to assist in servicing our debt and to fund investments in films and television programs. In addition, this measure allows management to view operating results and perform analytical comparisons and benchmarking between operating segments and identify strategies to improve performance.

This measure of performance excludes stock compensation and depreciation and amortization that are included in the measurement of operating income pursuant to GAAP. The primary material limitations associated with the use of Adjusted OIBDA as compared to GAAP results are (i) it may not be comparable to similarly titled measures used by other companies in our industry, and (ii) it excludes financial information that some may consider important in evaluating our performance. We compensate for these limitations by providing a reconciliation of Adjusted OIBDA to GAAP results to enable investors to perform their own analysis of our operating results. Accordingly, Adjusted OIBDA should be considered in addition to, but not as a substitute for, operating income, income before income taxes, net income, net cash provided by operating activities and other measures of financial performance prepared in accordance with GAAP. Please see the Reconciling Schedule below for the applicable reconciliation.
RECONCILING SCHEDULE
The following table provides a reconciliation of Adjusted OIBDA for Starz Consolidated, Starz Networks and Starz Distribution to operating income calculated in accordance with GAAP for the years ended December 31, 2014 and 2015, and for the three months ended December 31, 2014, March 31, 2015, June 30, 2015, September 30, 2015 and December 31, 2015, respectively.

Starz Consolidated
(amounts in millions)	4Q14	1Q15	2Q15	3Q15	4Q15	2014	2015
Adjusted OIBDA	$148.3	$155.5	$123.4	$114.7	$68.0	$501.7	$461.6
Stock compensation	(7.7)	(8.3)	(8.1)	(8.1)	(8.4)	(30.6)	(32.9)
Depreciation and amortization	(4.5)	(4.7)	(4.8)	(4.8)	(4.7)	(19.4)	(19)
Operating income	$136.1	$142.5	$110.5	$101.8	$54.9	$451.7	$409.7

Starz Networks
(amounts in millions)	4Q14	1Q15	2Q15	3Q15	4Q15	2,014	2,015
Adjusted OIBDA	$150.7	$129.7	$122.2	$113.1	$63.6	$496.4	$428.6
Stock compensation	(6.9)	(7.4)	(7.3)	(7.4)	(7.6)	(27.3)	(29.7)
Depreciation and amortization	(3.7)	(3.9)	(4)	(4.1)	(4)	(15.3)	(16)
Operating income	$140.1	$118.4	$110.9	$101.6	$52.0	$453.8	$382.9

Starz Distribution
(amounts in millions)	4Q14	1Q15	2Q15	3Q15	4Q15	2,014	2,015
Adjusted OIBDA	$(2)	$26.4	$2.0	$1.8	$5.9	$7.5	$36.1
Stock compensation	(0.5)	(0.6)	(0.5)	(0.5)	(0.6)	(2)	(2.2)
Depreciation and amortization	(0.4)	(0.4)	(0.4)	(0.4)	(0.3)	(2.5)	(1.5)
Operating income (loss)	$(2.9)	$25.4	$1.1	$0.9	$5.0	$3.0	$32.4

Starz
Consolidated Balance Sheets
(Amounts in millions, except share and per share amounts)

	2015	2014
Assets
Current assets:
Cash and cash equivalents	$10.7	$13.4
Trade accounts receivable, net of allowances of $35.2 and $41.9	252.9	249.1
Program rights	316.1	303.5
Other current assets	90.1	70.1
Total current assets	669.8	636.1
Program rights	335.9	311.3
Investment in films and television programs, net	215.6	319.5
Property and equipment, net	89.2	89.8
Deferred income taxes, net	21.2	—
Goodwill	131.8	131.8
Other assets, net	100.7	73.9
Total assets	$1,564.2	$1,562.4

Liabilities and Equity
Current liabilities:
Current portion of debt	$5.6	$5.3
Trade accounts payable	8.0	10.1
Accrued liabilities	267.7	327.4
Deferred revenue	10.3	7.4
Total current liabilities	291.6	350.2
Debt	1,032.2	1,164.3
Deferred income taxes, net	—	0.2
Other liabilities	22.7	7.9
Total liabilities	1,346.5	1,522.6

Stockholders’ equity:
Preferred stock, $.01 par value. Authorized 50,000,000 shares; no shares issued	—	—
Series A common stock, $.01 par value. Authorized 2,000,000,000 shares; issued and outstanding 91,468,763 and 91,874,138 shares at December 31, 2015 and December 31, 2014, respectively	0.9	0.9
Series B common stock, $.01 par value. Authorized 75,000,000 shares; issued and outstanding 9,861,294 and 9,872,524 shares at December 31, 2015 and December 31, 2014, respectively	0.1	0.1
Additional paid-in capital	—	24.0
Accumulated other comprehensive loss, net of taxes	(1.5)	(2.3)
Retained earnings	218.2	25.8
Total stockholders’ equity	217.7	48.5
Noncontrolling interests in subsidiaries	—	(8.7)
Total equity	217.7	39.8
Commitments and contingencies
Total liabilities and equity	$1,564.2	$1,562.4

Starz
Consolidated Statements of Operations
(Amounts in millions, except per share amounts)

	2015	2014	2013

Revenue:
Programming networks and other services	$1,536.7	$1,467.5	$1,481.0
Home video net sales	163.4	196.4	296.5
Total revenue	1,700.1	1,663.9	1,777.5

Costs and expenses:
Programming (including amortization)	655.7	600.6	633.9
Production and acquisition (including amortization)	207.1	178.7	268.6
Home video cost of sales	43.6	60.0	71.1
Operating	49.3	54.3	54.9
Selling, general and administrative	315.7	299.2	306.4
Depreciation and amortization	19.0	19.4	17.4
Total costs and expenses	1,290.4	1,212.2	1,352.3

Operating income	409.7	451.7	425.2

Other income (expense):
Interest expense, net of amounts capitalized	(46.0)	(46.5)	(45.0)
Other income (expense), net	(15.7)	4.6	9.0
Income before income taxes	348.0	409.8	389.2

Income tax expense	(111.5)	(140.8)	(139.4)

Net income	236.5	269.0	249.8

Net loss (income) attributable to noncontrolling interests	(0.4)	2.3	(2.5)

Net income attributable to stockholders	$236.1	$271.3	$247.3

Basic net income per common share	$2.33	$2.57	$2.13
Diluted net income per common share	$2.22	$2.43	$2.04
Weighted average number of common shares outstanding:
Basic	101.2	105.5	115.9
Diluted	106.3	111.5	121.1

Starz
Consolidated Statements of Cash Flows
(Amounts in millions)

	2015	2014	2013
Operating activities:
Net income	$236.5	$269.0	$249.8
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	19.0	19.4	17.4
Amortization of program rights	607.2	555.7	581.1
Program rights payments	(408.4)	(389.1)	(399.9)
Amortization of investment in films and television programs	155.1	130.0	212.4
Investment in films and television programs	(349.1)	(389.5)	(302.5)
Stock compensation	32.9	30.6	34.3
Deferred income taxes	(12.6)	19.3	8.4
Other non-operating and non-cash items	14.2	10.4	5.7
Changes in assets and liabilities:
Current and other assets	(56.5)	(29.0)	(61.1)
Due to affiliates	—	—	(39.5)
Payables and other liabilities	12.5	(20.3)	6.7
Net cash provided by operating activities	250.6	206.5	312.8

Investing activities:
Purchases of property and equipment	(17.2)	(11.2)	(14.8)
Investment in and advances to equity investee	(6.3)	(19.1)	—
Cash received from equity investee	—	10.7	—
Net cash used in investing activities	(23.5)	(19.6)	(14.8)

Financing activities:
Borrowings of debt	840.0	515.5	1,197.0
Payments of debt	(969.2)	(394.9)	(721.6)
Debt issuance costs	(5.0)	—	(2.4)
Repurchases of common stock	(104.1)	(328.3)	(289.9)
Exercise of stock options	16.0	9.6	—
Minimum withholding of taxes related to stock compensation	(20.4)	(14.5)	(9.8)
Excess tax benefit from stock compensation	19.9	13.4	4.7
Acquisition of noncontrolling interest	(7.0)	—	—
Distributions to Old LMC	—	—	(1,200.0)
Net cash used in financing activities	(229.8)	(199.2)	(1,022.0)
Effect of exchange rate changes on cash and cash equivalents	—	—	(0.1)
Net decrease in cash and cash equivalents	(2.7)	(12.3)	(724.1)
Cash and cash equivalents:
Beginning of year	13.4	25.7	749.8
End of year	$10.7	$13.4	$25.7

IMPORTANT NOTICE

•
Starz (NASDAQ: STRZA, STRZB) CEO Chris Albrecht and CFO Scott Macdonald, will discuss Starz’s financial performance, and may discuss future opportunities in a conference call which will begin at 5:00 p.m. (ET) on February 25, 2016. Participants in the United States/Canada may join the event by calling ReadyTalk at (877) 395-6218 and other international participants may dial (281) 973-6124 with the passcode 28202882 at least 10 minutes prior to the call. Replays of the conference call can be accessed through March 25, 2016 at 8:00 PM ET, by dialing (855) 859-2056 or (404) 537-3406 plus the passcode 28202882. The call will also be broadcast live via the Internet and archived on our website. To access the webcast go to http://ir.starz.com/events.cfm. Links to this press release will also be available on the Starz website.

•
This press release includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about business strategies, market potential, future financial prospects, new service and product launches including anticipated episodes of our original content programming, new distribution platforms for our programming, international distribution opportunities, the continuation of our stock repurchase plans, expectations regarding 2016 programming expense, and other matters that are not historical facts. These forward-looking statements involve many risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including, without limitation, market acceptance of new products or services, the timely launch of our original programming, ongoing relationships with our distributors, competitive issues, regulatory matters affecting our businesses, continued access to capital on terms acceptable to Starz, changes in law, market conditions conducive to stock repurchases and the ability to enter into transactions for international expansion. These forward-looking statements speak only as of the date of this press release, and Starz expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in Starz’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. Please refer to the publicly filed documents of Starz, including the most recent Form 10-K for additional information about Starz and about the risks and uncertainties related to Starz’s business which may affect the statements made in this press release.

About Starz

Starz (NASDAQ: STRZA, STRZB) is a leading integrated global media and entertainment company with operating units that provide premium subscription video programming on domestic U.S. pay television channels (Starz Networks) and global content distribution (Starz Distribution), www.starz.com.

Starz Networks is a leading provider of premium subscription video programming through the flagship STARZ® and ENCORE® pay TV networks which showcase premium original programming and movies to U.S. multichannel video distributors, including cable operators, satellite television providers, and telecommunications companies. As of December 31, 2015, STARZ and ENCORE serve a combined 55.8 million subscribers, including 23.6 million at STARZ, and 32.2 million at ENCORE, making them the largest pair of premium flagship channels in the U.S. STARZ® and ENCORE®, along with Starz Networks’ third network MOVIEPLEX®, air more than 1,000 movies monthly across 17 linear networks, complemented by On Demand and authenticated online offerings through STARZ PLAY, ENCORE PLAY, and MOVIEPLEX PLAY. Starz Distribution develops, produces and acquires entertainment content, distributing it to consumers globally on DVD, digital formats and traditional television. Starz Distribution’s home video, digital media and worldwide distribution business units distribute original programming content produced by Starz, as well as entertainment content for itself and third parties.
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Contacts:

Courtnee Chun	Theano Apostolou
Investor Relations	Corporate Communications
(720) 875-5420	(424) 204-4052
courtnee.chun@starz.com	theano@starz.com